UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2014

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On August 5, 2014, Liberty Media Corporation (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2014.
This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the quarter ended June 30, 2014, are being furnished to the SEC.

Item 5.07. Submission of Matters to a Vote of Security Holders
At the Company's annual meeting of stockholders held on August 4, 2014, the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Evan D. Malone, David E. Rapley and Larry E. Romrell to continue serving as Class I members of the Company's board of directors until the 2017 annual meeting of stockholders or their earlier resignation or removal; and (2) a proposal to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2014 (the "Auditors Ratification Proposal"). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. Election of the Following Nominees to the Company's Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Evan D. Malone	168,716,970	1,851,279	13,575,785
David E. Rapley	165,860,429	4,707,820	13,575,785
Larry E. Romrell	170,092,091	476,158	13,575,785

Accordingly, the foregoing nominees were re-elected to the Company's board of directors.

2. Auditors Ratification Proposal

Votes For	Against	Abstentions	Broker Non-Votes
182,362,374	1,579,634	202,026	—
Accordingly, the Auditors Ratification Proposal was approved.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated August 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2014

LIBERTY MEDIA CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

Exhibit No.	Name

99.1	Press Release dated August 5, 2014